Exhibit 99.1

March 26, 2020

Pulmatrix Reports 2019 Financial Results and Provides Business Update

Initiated Phase 2 study evaluating Pulmazole for the treatment of ABPA

Entered licensing and development agreement with the Lung Cancer Initiative at Johnson & Johnson*

Entered into strategic partnership with Cipla Technologies LLC for the global development and commercialization of Pulmazole

LEXINGTON, MA, March 26, 2020 – Pulmatrix, Inc. (NASDAQ: PULM), a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary and non-pulmonary disease using its patented iSPERSE™ technology today reports its 2019 financial results and provides a business update.

“2019 was a transformative year at Pulmatrix marked by significant clinical and corporate milestones,” said Ted Raad, Chief Executive Officer of Pulmatrix. “We built significant momentum with regulatory accomplishments, strategic partnerships expanding our global reach, and most importantly, the advancement of both Pulmazole and PUR1800 programs. Our PUR1800 licensing agreement with the Lung Cancer Initiative at Johnson & Johnson and Pulmazole strategic partnership with Cipla Technologies LLC demonstrate the strength of Pulmatrix’s iSPERSE™ platform to enhance the safety and efficacy of promising drug candidates and we are thrilled to be collaborating with these leading, global partners.”

Mr. Raad continued, “On the clinical front, we initiated our ongoing Phase 2 clinical study of Pulmazole for the treatment of ABPA, which we believe has the potential to change the standard of care for patients with asthma and ABPA. In collaboration with Johnson & Johnson, we plan to initiate the PUR1800 Ph1b clinical study and chronic toxicology studies in mid-2020. In parallel, we are working to advance a new proprietary iSPERSE enabled 505(b)(2) program into the clinic in 2021. However, the novel coronavirus may adversely impact the planned timelines for each of these trials should institutions need to suspend enrollments or should we voluntarily suspend enrollment at sites due to risks related to the coronavirus. We will evaluate these issues on an ongoing basis.”

2019 and Recent Highlights:

•

Initiated Phase 2 trial evaluating Pulmazole, an inhaled iSPERSE™ formulation of the antifungal itraconazole, for the treatment of Allergic Bronchopulmonary Aspergillosis (“ABPA”) in patients with asthma.

•

Announced kinase inhibitor licensing and development agreement with the Lung Cancer Initiative at Johnson & Johnson. The agreement provides the Lung Cancer Initiative option to access a portfolio of narrow spectrum kinase inhibitors intended for development in lung cancer interception. Under the terms of the agreement, Pulmatrix received a $7.2M upfront payment with eligibility for additional milestone and royalty payments.

•

Entered into strategic partnership with Cipla Technologies LLC (“Cipla”) for the worldwide development and commercialization of Pulmazole. Under the terms of the partnership, Pulmatrix received a $22M upfront payment, fully funding the Phase 2 study. The partnership leverages Cipla’s expertise in respiratory drug development and global commercialization capability and footprint (the “Cipla collaboration”).

•	Received U.S. FDA Fast Track designation for Pulmazole for the treatment of ABPA.

•	Strengthened intellectual property portfolio with issuance of US patent covering iSPERSE formulations for Pulmazole.

•	Announced research collaboration with Nocion Therapeutics to explore inhaled drug delivery technologies.

•	Completed $16.6M public offering extending cash runway through data for ongoing Pulmazole Phase 2 program.

•	Strengthened Board of Directors with appointment of life sciences executive Rick Batycky.

Financials

As of December 31, 2019, Pulmatrix had $23.4 million in cash and cash equivalents, compared to $2.6 million for the year ended December 31, 2018.

Revenue for 2019 was $7.9 million, compared to $0.2 million for 2018. The increase was the result of the recognition of revenue pursuant to the Cipla Collaboration.

Research and development expense was $12.8 million in 2019 compared to $13.0 million in 2018. The decrease year–over–year was primarily due to decreased spend of $1.6 million in employment costs as a result of decreased share based compensation expense and $0.6 million on the PUR1800 project as a result of the completion of a pre-clinical toxicology study in 2018, partially offset by increased spend of $2.0 million on the Pulmazole project.

General and administrative expense was $8.5 million for 2019 and $7.5 million for 2018. The increase year-over-year was due to a $0.3 million royalty payment made to the Cystic Fibrosis Foundation which resulted from the Cipla Collaboration and increases of $0.3 million of legal and patent costs, $0.2 million of employment costs and $0.2 million in professional consulting expense.

Goodwill had an impairment charge of $7.3 million in 2019 compared to a $0.1 million charge in 2018.

Net loss for 2019 and 2018 were both $20.6 million. The net loss in 2019 was primarily attributable to spend on the Pulmazole project as we advance our Phase 2b clinical study and PUR1800 manufacturing costs for the upcoming Phase 1b clinical study.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary and non-pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is initially focused on advancing treatments for serious lung diseases, including Pulmazole, an inhaled anti-fungal for patients with ABPA, and PUR1800, a narrow spectrum kinase inhibitor in lung cancer. Pulmatrix’s product candidates are based on iSPERSE™, its proprietary engineered dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by achieving optimal local drug concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the impact of the novel coronavirus (COVID-19) on the Company’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC, including its annual report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2020, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*Johnson & Johnson Enterprise Innovation Inc. is the legal entity to the agreement.

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Financial Tables to Follow

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash	$23,440	$2,563
Accounts receivable	7,200	—
Prepaid expenses and other current assets	777	717

Total current assets	31,417	3,280
Property and equipment, net	270	394
Operating lease right-of-use asset	630	—
Long-term restricted cash	204	204
Goodwill	3,577	10,845

Total assets	$36,098	$14,723

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$600	$1,183
Accrued expenses	2,514	1,696
Operating lease liability	675	—
Deferred revenue	13 411	—

Total current liabilities	17,200	2,879
Deferred revenue, net of current portion	7,879	—

Total liabilities	25,079	2,879

Stockholders’ equity:
Preferred stock, $0.0001 par value — 500,000 shares authorized; no shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 19,994,560 and 4,932,723 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	2	—
Additional paid-in capital	226,178	206,409
Accumulated deficit	(215,161)	(194,565)

Total stockholders’ equity	11,019	11,844

Total liabilities and stockholders’ equity	$36,098	$14,723

CONSOLIDATED RESULTS OF OPERATIONS

(in thousands, except share and per share data)

	Years ended December 31,
	2019	2018
Revenues	$7,910	$153

Operating expenses
Research and development	12,845	12,966
General and administrative	8,489	7,518
Impairment of goodwill	7,268	69

Total operating expenses	28,602	20,553

Loss from operations	(20,692)	(20,400)
Other income/(expense)
Interest expense	—	(186)
Fair value adjustment of derivative liability	—	1
Interest income	301	27
Settlement expense	(200)	—
Other expense	(5)	(5)

Total other income/(expense)	96	(163)

Net loss	$(20,596)	$(20,563)

Net loss per share attributable to common stockholders, basic and diluted	$(1.23)	$(4.98)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	16,733,909	4,126,393

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Investor Contact

Timothy McCarthy, CFA

212.915.2564

tim@lifesciadvisors.com